Exhibit 10.6D

BIGBAND NETWORKS, INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

FOR NON-U.S. EMPLOYEES

Unless otherwise defined herein, the terms defined in the 2007 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and the Exhibit B for Participant’s country of residence (if any) (together, the “Agreement”).

Participant:

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following schedule:

[VESTING SCHEDULE.]

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	BIGBAND NETWORKS, INC.

Signature	By

Print Name	Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

FOR NON U.S. EMPLOYEES

1. Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate in accordance with Section 15 (j).

6. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains his or her responsibility. Furthermore, Participant acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the delivery of Shares, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends; and (2) do not commit to structure the terms of the grant of the Restricted Stock Units or any aspect of his or her participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items.

Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the Shares acquired under the Plan. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Participant acquires under the Plan to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. If the Company satisfies the Tax-Related Item withholding obligation by withholding a number of Shares as described herein, Participant will be deemed to have been issued the full number of Shares due to Participant at vesting, notwithstanding that a number of the Shares is held back solely for the purpose of such Tax-Related Items.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue Shares and refuse to deliver the Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at BigBand Networks, Inc., 475 Broadway Street, Redwood City, CA 94063 or at such other address as the Company may hereafter designate in writing.

10. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Nature of Restricted Stock Units. In accepting the Restricted Stock Units, Participant acknowledges that:

(a) the Award of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been awarded repeatedly in the past;

(b) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(c) Participant’s participation in the Plan is voluntary;

(d) Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or service relationship (if any) at any time;

(e) the Award of Restricted Stock Units is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of Participant’s employment or service contract, if any;

(f) the Award of Restricted Stock Units is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(g) in the event that Participant is not an Employee of the Company, the Award of Restricted Stock Units and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and, furthermore, the Award of Restricted Stock Units and Participant’s participation in the Plan will not be interpreted to form an employment or service contract with any Subsidiary of the Company;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) in consideration of the Award of Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or Shares upon vesting of the Award resulting from termination of Participant’s continuous service by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such claim;

(j) in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive Restricted Stock Units under the Plan and the vesting of such Restricted Stock Units, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s Restricted Stock Units;

(k) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and

(l) Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

16. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as necessary and applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Shares of stock or directorships held in the Company, and details of the Restricted Stock Units or any other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon vesting of the Restricted Stock Units.

Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant understands that Data will be held as long as is reasonably necessary to implement, administer and manage his or her participation in the Plan, and he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Such Participants understand, however, that refusing or withdrawing their consent may affect their ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.

22. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23. Exhibit B. Notwithstanding any provision herein or in the Notice of Grant, the Award of Restricted Stock Units shall be subject to any additional terms and conditions as set forth in the Exhibit B for Participant’s country of residence, if any.

24. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

EXHIBIT B

ADDITIONAL TERMS AND CONDITIONS OF

RESTRICTED STOCK UNIT GRANT

This Exhibit B has been prepared to provide Participant with a summary of certain important information regarding participation in the Plan in Participant’s country of residence.

This Exhibit B is based on the tax and other laws concerning Restricted Stock Units in effect as of June 2007. Such laws are often complex and change frequently. As a result, the information contained in this Exhibit B may be out of date at the time Participant acquires Shares or sells Shares he or she acquires under the Plan.

In addition, this Exhibit B is general in nature. It is not intended to serve as specific tax or investment advice and does not discuss all of the various laws, rules and regulations that may apply. It may not apply to Participant’s particular tax or financial situation, and the Company is not in a position to assure Participant of any particular tax result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the tax or other laws in Participant’s country apply to Participant’s specific situation.

If Participant is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Exhibit B may not be applicable to Participant.

EXHIBIT B

ADDITIONAL TERMS AND CONDITIONS OF

RESTRICTED STOCK UNIT GRANT

[Local Tax Information]